UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 10, 2013

Date of Report (Date of earliest event reported)

SOLARWINDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3711 South MoPac Expressway Building Two Austin, Texas		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Thursday, January 10, 2013, SolarWinds appointed Douglas Hibberd as its Executive Vice President for Strategic Operations. Mr. Hibberd had been SolarWinds’ Executive Vice President, Engineering since 2011. Mr. Hibberd will continue to report to Kevin Thompson, President and Chief Executive Officer. Mark Szygenda, Solarwinds’ current Senior Vice President of Engineering & Global Operations will continue carrying out his responsibilities leading the engineering organization and will now report directly to Kevin Thompson.

Mr. Hibberd will continue to leverage his knowledge of the SolarWinds’ model and his expertise in organizational design and business process to lead the Company’s efforts in developing new international operating locations, leading the integration activities for acquired companies and leading SolarWinds’ strategic expansion into new geographic and product markets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.

Date: January 15, 2013	By:	/s/ Kevin B. Thompson
Kevin B. Thompson
President and Chief Executive Officer